                                                                 EXHIBIT 3.13(i)

                            ARTICLES OF INCORPORATION
                                       OF
                     GREINER ENGINEERING MID-ATLANTIC, INC.


         FIRST: The undersigned, M. Elaine Meyers, whose post office address is:
3200 Allied Bank Tower, 1445 Ross Avenue, Dallas, Texas 75202, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland. The name of the corporation is GREINER ENGINEERING MID-ATLANTIC, INC.

         SECOND: The principal office of the corporation in the State of Maryland is located at 2219 York Road, Suite 200, Timonium, Maryland 21093. The name and address of its registered agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         THIRD: The corporation may engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Maryland.

         FOURTH: The corporation is authorized to issue one class of shares of stock to be designated Common Stock. The total number of shares of Common Stock which the corporation is authorized to issue is 1,000,000 shares, with a par value of $1.00 each.

         Shares of the Common Stock issued for which the consideration has been paid or delivered to the corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

         Cumulative voting by any shareholder hereby is expressly denied.

         FIFTH: The members of the governing board shall be styled as directors and the number thereof shall be fixed as provided by the Bylaws of the corporation but shall not in any event be less than two (2) nor more than ten
(10); provided that the number so fixed as provided by the Bylaws may be increased or decreased from time to time as provided by the Bylaws.

         The names and addresses of the initial Board of Directors, which shall consist of four (4) members, are as follows:


      Name                     Post Office Address
-----------------          --------------------------

Frank T. Callahan          300 East Carpenter Freeway
                           Suite 1210
                           Irving, Texas 75062

James E. Sawyer            P.O. Box 23646
                           Tampa, Florida 33609

Carroll G. Hayne           2219 York Road
                           Suite 200
                           Timonium, Maryland 21093

Robert L. Costello         300 East Carpenter Freeway
                           Suite 1210
                           Irving, Texas 75062

         SIXTH: The name and address of the incorporator signing the Articles of Incorporation are as follows:

         Name              Post Office Address
         ----              -------------------

M. Elaine Meyers           3200 Allied Bank Tower
                           1445 Ross Avenue
                           Dallas, Texas 75202

         SEVENTH: The corporation shall have perpetual existence.

         EIGHTH: The Board of Directors is expressly authorized to make, alter or amend the Bylaws of the corporation.

         NINTH: No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the shareholders, directors or officers of the corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are shareholders, directors or officers of such corporation. Any shareholder, director or officer of the corporation, individually, or any firm or association of which any such shareholder, director or officer may be a member, may be a party to, or be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is a shareholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such shareholder, director or officer of such other corporation or not so interested; every shareholder, director or officer of the corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any way interested or connected.

         TENTH:
                  A. To the full extent authorized by the General Corporation Laws of the State of Maryland, the corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

         B. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this section.

    ELEVENTH: No shareholder of this corporation shall, by reason of his holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may cause to be issued shares of any class of stock of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock without offering any such shares or other securities, either in whole or in part, to the existing shareholders of any class of stock.

    TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are created subject to this reservation.

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Maryland, makes and files these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, under the penalties of perjury, and accordingly has hereunto set her hand this 29th day of December, 1986.


                                           /s/ M. ELAINE MEYERS
                                           ---------------------------------
                                           M. Elaine Meyers

                                AMENDMENT NO. 1
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                     GREINER ENGINEERING MID-ATLANTIC, INC.

         Pursuant to the provisions of the laws of the State of Maryland, the undersigned corporation hereby certifies that James E. Sawyer and Robert Costello, President and Secretary, respectively, of the corporation, have been duly authorized to execute and cause to be filed with the proper authorities this Amendment No. 1 to the Articles of Incorporation:

         Article I. The name of the corporation is Greiner Engineering Mid-Atlantic, Inc.

         Article II. The following amendment to the Articles of Incorporation was advised by the Board of Directors of the corporation and approved by the Sole Shareholder on March 25, 1987:

         The First Articles of the Articles of Incorporation is hereby amended so as to read as follows:

                                     FIRST

         The name of the corporation is Greiner, Inc.

         Article III. The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

         Article IV. The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting such amendment.

     DATED:    March 25, 1987.

                                            GREINER ENGINEERING
                                             MID-ATLANTIC, INC.


                                            By: /s/ JAMES E. SAWYER
                                               ---------------------------------
                                               James E. Sawyer, President


                                            By: /s/ ROBERT COSTELLO
                                               ---------------------------------
                                               Robert Costello, Secretary




     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct. Executed at Irving, Texas on March 25, 1987.


                                            /s/ JAMES E. SAWYER
                                            ------------------------------------
                                            James E. Sawyer, President


                                            /s/ ROBERT COSTELLO
                                            ------------------------------------
                                            Robert Costello, Secretary

                                 GREINER, INC.

                             ARTICLES OF AMENDMENT


     Greiner, Inc., a Maryland corporation having its principal office in Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the corporation is hereby amended by striking out Article First and inserting in lieu thereof the following:

                The name of the corporation is URS Greiner, Inc.

     SECOND: The amendment of the charter of the corporation as hereinabove set forth has been duly advised by the board of directors and a majority of the outstanding shares entitled to vote on the matter.


     IN WITNESS WHEREOF, Greiner, Inc., has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries on September 30th 1996.

ATTEST: Greiner, Inc.


/s/ ROBERT L. COSTELLO                           /s/ MELISSA K. HOLDER
------------------------------                   ------------------------------
Robert L. Costello, President                    Melissa K. Holder, Secretary


     THE UNDERSIGNED, President, of Greiner, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                 /s/ ROBERT L. COSTELLO
                                                 ------------------------------
                                                 Robert L. Costello, President

                             ARTICLES OF AMENDMENT
                                       OF
                               URS GREINER, INC.

URS Greiner, Inc., a Maryland Corporation having its principal office in Hunt Valley, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE SECOND and inserting in lieu thereof the following:

                  SECOND: The name of this corporation shall be URS GREINER WOODWARD-CLYDE, INC.


         SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the corporation.

         I, Cynthia Jorgensen, certify under the penalties of perjury that to the best of my knowledge, information and belief the foregoing resolution is true in all material respects.


                    By: /s/ CYNTHIA JORGENSEN
                        -----------------------------------
                        Cynthia Jorgensen, Vice President

          Attested By: /s/ CAROL BRUMMERSTEDT
                       --------------------------
                       Carol Brummerstedt, Asst. Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                        URS GREINER WOODWARD-CLYDE, INC.


URS Greiner Woodward-Clyde, Inc. a Maryland corporation having its principal office in Hunt Valley, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


    FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE SECOND and inserting in lieu thereof the following:


                 SECOND: The name of this corporation shall be
                           URS CORPORATION-MARYLAND.


    SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly approved by the board of directories and approved by the stockholders of the corporation.


    I, Joseph Masters, certify under the penalties of perjury that to the best of my knowledge, information and belief, the foregoing resolution is true in all material respects.


By:  /s/ JOSEPH MASTERS
     ----------------------------------
     Joseph Masters, Vice President


Amended by: /s/ CAROL BRUMMERSTEDT
            ---------------------------
            Carol Brummerstedt,
            Assistant Secretary